Exhibit 10.7

Loan Agreement between

1. Bluesphere Corporation (the “Borrower”);

2. Fidelity Venture Capital Ltd., an Israeli company; and

3. Dalia Atzmon (together with Fidelity Venture Capital, the “Lender”)

Whereas, the Borrower has requested a loan from the Lender and the Lender has agreed to provide the Borrower with a loan; and

Whereas, the Borrower is a Nevada company that trades on the OTC market in the United States;

Therefore, intending to be legally bound, the parties have agreed to set forth below their respective rights and obligations as follows.

1.1 Each party hereto is fully authorized to sign this agreement and bind itself to fulfil the obligations herein.

1.2 Each party has obtained all necessary consents and permits to enter into this agreement and consummate the transactions contemplated hereby.

2.1 The Lender hereby lends to the Borrower the sum of USD 50,000.

2.2 The Lender will deposit this amount into the bank account to be designated by Borrower.

2.3 The loan will bear interest at 6.5% per annum, which is payable semi-annually in the amount of 3.25% and be due and payable in full, together with accrued and unpaid interest on November 4, 2016 (the “Maturity Date”).

2.4 As an inducement to issue the loan, the Borrower will hereby issue the Lender 30,120,482 shares of common stock of the Borrower and promptly deliver the same to the direction of the Lender.

3. The Lender will have the right to convert the outstanding principal and accrued, but unpaid interest, into shares of our common stock at a conversion price of U.S. $0.03 for two years from the issue date. In the event that in the average share price during the first quarter of 2013 will be less than U.S. $0.20 per share, the conversion price will be U.S. $0.03. From then on until the Maturity Date, the conversion price will be U.S. $0.10 per share. On the maturity date, the Lender will have an option to convert the outstanding principal and accrued, but unpaid interest, into shares of our common stock at a conversion price of U.S. $0.10 per share, or, at its discretion, at the price that reflects a 20% discount to the then market price per share.

4. The terms of this agreement shall be kept confidential.

5. This loan agreement is governed by the laws of the State of Israel. Any dispute arising under this agreement shall be decided in the courts of the City of Tel Aviv.

In witness hereof, each of the parties has signed this agreement on the 14th of June 2013.

Bluesphere Corporation

Fidelity Venture Capital Ltd.

Dalia Atzmon